UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       November 11, 2016

Badger Meter, Inc.
(Exact name of Registrant as Specified in Charter)

Wisconsin	1-6706	39-0143280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 W. Brown Deer Rd., Milwaukee, Wisconsin	53223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (414) 355-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2016, Badger Meter, Inc. (the “Company”) issued a press release announcing that the Board of Directors increased the number of Directors constituting the Board by one to a total of nine.  On that date, the Board of Directors appointed James F. Stern to fill a vacancy and to serve until the Company’s next Annual Meeting of Shareholders scheduled for April 28, 2017.

Mr. Stern will receive compensation consistent with the Company’s other non-employee Directors as described under “Director Compensation Table and Components of Director Compensation in the Company’s 2016 Proxy Statement filed with the U.S. Securities and Exchange Commission on March 8, 2016.

A copy of the press release issued by the Company announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

                          (a)            Financial Statements of Business Acquired.

                          Not applicable.

                          (b)            Pro Forma Financial Information.

                          Not applicable.

                          (c)            Shell Company Transactions.

                          Not applicable.

                         (d)            Exhibits.

                         The exhibit filed herewith is as listed in the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date:	November 11, 2016	By:	/s/ Richard E. Johnson
Richard E. Johnson
Senior Vice President – Finance and Treasurer
Chief Financial Officer

Exhibit Index to Current Report on Form 8-K
Dated November 11, 2016

Exhibit Number	Description

(99.1)	Badger Meter, Inc. Press Release, dated November 11, 2016.